Exhibit 4.4

SELECTIVE INSURANCE GROUP, INC.

2024 OMNIBUS STOCK PLAN

1.	Purpose.

Selective Insurance Group, Inc. (the “Company”) hereby establishes the 2024 Omnibus Stock Plan (as may be amended from time to time, the “Plan”), effective as of the Effective Date. The Plan is intended to attract and retain employees, non-employee directors, and consultants of the Company and its Affiliates, to motivate them to achieve long-term goals of the Company and its Affiliates and to further align their interests with those of the Company’s stockholders.

The Plan is intended to replace the Prior Plan. No additional grants shall be made under the Prior Plan on or after the Effective Date. Outstanding grants under the Prior Plan shall continue in effect according to their terms.

2.	Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Actions” shall have the meaning set forth in Section 4(b) hereof.

(b)	“Affiliate” shall mean any Subsidiary of the Company, and any entity if, at the time of granting of an Award: (i) the Company, directly or indirectly, owns at least 80 percent of the combined voting power of all classes of stock of such entity or at least 80 percent of the ownership interests in such entity; or (ii) such entity, directly or indirectly, owns at least 80 percent of the combined voting power of all classes of stock of the Company.

(c)	“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award or a notice of an Award delivered to a Participant by the Company in hard copy paper form, electronically via the Internet or through other electronic means.

(d)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Grant or Other Award granted pursuant to the terms of the Plan.

(e)	“Board” shall mean the Board of Directors of the Company.

(f)	“Cause” shall mean, unless otherwise defined in the Participant’s Agreement, employment agreement, or other written agreement describing the Participant’s terms of employment with the Company or any of its Affiliates, termination of the Participant’s employment or service by the Company or its Affiliates if, in the reasonable determination of the Company or its applicable Affiliate, the Participant: (i) engages in conduct that violates written policies of the Company or Affiliate; (ii) fails to perform the essential functions of their job (except for a failure resulting from a bona fide illness or incapacity); (iii) fails to carry out the Company’s or Affiliate’s reasonable directions, issued through its Chief Executive Officer, the Board, other appropriate senior employee responsible for the Participant’s business unit or area, or the Participant’s supervisor; (iv) engages in embezzlement, misappropriation of corporate funds, any act of fraud, dishonesty or self-dealing, or the commission of a felony or any significant violation of any statutory or common law duty of loyalty to the Company or Affiliate; (v) commits an act or omission that could adversely and materially affect the Company’s or an Affiliate’s business or reputation or involves moral turpitude; or (vi) breaches a material provision of this Plan, the Agreement evidencing an Award, or any employment or restrictive covenant agreement with the Company or an Affiliate.

(g)	“Change in Control” shall mean the first to occur of any one of the following events:

(i)            The acquisition by a person or group, including, without limitation, any current stockholder or stockholders of the Company, of securities of the Company resulting in such person or group owning, of record or beneficially, 25 percent or more of any class of voting securities of the Company;

(ii)           The acquisition by a person or group, including, without limitation, any current stockholder or stockholders of the Company, of securities of the Company resulting in such persons or groups owning, of record or beneficially, 20 percent or more, but less than 25 percent, of any class of voting securities of the Company, if the Board adopts a resolution that such acquisition constitutes a Change in Control;

(iii)          The sale or disposition of all or substantially all of the assets of the Company;

(iv)          The reorganization, recapitalization, merger, consolidation or other business combination involving the Company, unless securities possessing more than 80 percent of the total combined voting power of the survivor’s or acquirer’s outstanding securities (or of any parent thereof) are held by a person or persons who held securities possessing more than 80 percent of the total combined voting power immediately prior to such reorganization, recapitalization, merger, consolidation or other business combination involving the Company; or

(v)           Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

Provided, however, that: (A) for each Award subject to Section 409A of the Code, a Change in Control shall be deemed to have occurred under this Plan with respect to such Award, if and to the extent necessary to comply with Section 409A of the Code, only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code; and (B) notwithstanding anything in this definition to the contrary, no Change in Control shall be deemed to have occurred for the purpose of a Participant’s Award by virtue of any transaction which results in such Participant, or a group of persons which includes such Participant, acquiring, directly or indirectly, voting securities of the Company.

For the purposes of this Section 2(g), the following definitions shall apply:

(I)       the terms “person” and “beneficial owner” shall have the meanings set forth in Regulation 13D under the Exchange Act, as such regulation exists on the date hereof;

(II)      the term “voting security” shall include any security that has, or may have upon an event of default or in respect of any transaction, a right to vote on any matter on which the holder of any class of common stock of the Company would have a right to vote;

(III)    the term “group” shall have the meaning set forth in Section 13(d) of the Exchange Act; and

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(IV)    the term “substantially all of the assets of the Company” shall mean more than 50 percent of the Company’s assets on a consolidated basis, as shown in the Company’s most recent audited balance sheet.

(h)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(i)	“Committee” shall mean the Company’s Compensation and Human Capital Committee, or such other committee of directors as may be designated by the Board from time to time, which shall consist of three or more members who are not current or former officers or employees of the Company, who are “Non-Employee Directors” to the extent required by and within the meaning of Rule 16b-3 and who are independent directors pursuant to the listing requirements of the Nasdaq stock market (“Nasdaq”). The inadvertent failure of any member of the Committee to meet the qualification requirements of a “Non-Employee Director” under Rule 16b-3 or an independent director under Nasdaq rules shall not invalidate or otherwise impair any actions taken or awards granted by the Committee. The full Board may perform any function of the Committee hereunder except to the extent limited under Nasdaq rules, in which case as used in this Plan the term “Committee” shall refer to the Board. Except as provided below, the Committee may, to the extent that any such action will not prevent the Plan or any award under the Plan from complying with Rule 16b-3, the rules of Nasdaq applicable to companies listed for trading thereon or any other law, delegate any of its authority hereunder to such persons as it deems appropriate. The Committee shall not delegate its authority to amend, suspend or terminate the Plan.

(j)	“Company” shall have the meaning set forth in Section 1 hereof.

(k)	“Company Stock” shall mean the common stock of the Company, par value $2.00 per share.

(l)	“Consultant” shall mean any consultant, agent, advisor, or independent contractor who renders services to the Company or an Affiliate that: (i) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction; and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(m)          “Directors’ Plan” shall mean the Selective Insurance Group, Inc. Non-Employee Directors’ Compensation and Deferral Plan, as Amended and Restated Effective as of January 1, 2017, as amended and in effect from time to time.

(n)           “Disability” shall mean, unless otherwise set forth in an Agreement, (i) a Participant’s becoming eligible to receive benefits under an employer-sponsored long term disability plan applicable to the Participant or (ii) a Participant is determined to be totally disabled by the Social Security Administration.

(o)           “Effective Date” shall mean May 1, 2024, subject to approval of this Plan by the Company’s stockholders on such date.

(p)	“Eligible Person” shall have the meaning set forth in Section 5 hereof.

(q)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(r)	“Fair Market Value” of a share of Company Stock means a price that is based on the opening, closing, actual, high, low, or average selling, bid or ask prices of a share of Company Stock as reported on an established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its sole discretion. In the event shares of Common Stock are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Unless and until the Committee determines otherwise, the Fair Market Value of the Company Stock shall be calculated as follows: (i) if the Company Stock is listed on a national securities exchange, and sale prices are regularly reported for the Company Stock, then the Fair Market Value shall be the closing selling price for the Company Stock reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (ii) if closing selling prices are not regularly reported for the Company Stock as described in clause (i) above but bid and asked prices for the Company Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Company Stock on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (iii) if prices are not regularly reported for the Company Stock as described in clause (i) or (ii) above, then the Fair Market Value shall be such value as the Committee in good faith determines. Notwithstanding the foregoing, for purposes of determining the exercise price of a Nonqualified Stock Option, if prices are not regularly reported for the Company Stock as described in clause (i) or (ii) above, the Fair Market Value of the Company Stock shall be determined in accordance with Section 409A of the Code and regulations thereunder.

(s)	“Full Value Award” shall mean any Award granted under the Plan other than an Option or a Stock Appreciation Right.

(t)	“Immediate Family Member” shall have the meaning set forth in Section 20(c) hereof.

(u)	“Incentive Stock Option” shall mean an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

(v)	“Non-Employee Director” shall mean a member of the Board or a member of the board of directors of an Affiliate who is not an employee of the Company or any Affiliate.

(w)	“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(x)	“Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 hereof.

(y)	“Other Award” shall mean an Award granted pursuant to Section 12 hereof.

(z)           “Participant” shall mean an employee of the Company or any Affiliate, a Non-Employee Director, or a Consultant to whom an Award is granted pursuant to the Plan.

(aa)         “Performance Goals” shall mean performance goals established in the sole discretion of the Committee applicable to any Award. Performance Goals shall be based on criteria, which may include but shall not be limited to, one or more of the following: (i) return on total stockholder equity or operating return on total stockholder equity; (ii) earnings per share or book value per share of Company Stock; (iii) net income (before or after taxes); (iv) earnings before all or any interest, taxes, depreciation and/or amortization; (v) return on assets, capital or investment; (vi) market share; (vii) cost reduction goals; (viii) earnings from continuing operations; (ix) cash provided by operations; (x) levels of expense, costs or liabilities; (xi) department, division, segment or business unit level performance; (xii) operating income; (xiii) revenues; (xiv) stock price appreciation; (xv) total stockholder return; (xvi) growth in net premiums written, including, without limitation, policy count; (xvii) combined ratios; (xviii) implementation or completion of critical projects or processes; (xix) statutory operating return on policyholder surplus; (xx) net premiums earned; (xxi) investment income; (xxii) strategic goals and objectives, including those related to team engagement, growth, profitability, expense management, operational efficiency, and customer experience; or (xxiii) any combination of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company or a combination thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may be subject to a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and/or a maximum level of performance above which full vesting will occur. Performance Goals shall be subject to certification by the Committee. The Committee, in its sole discretion, may make adjustments to Performance Goals, the amounts payable pursuant to an Award in respect of Performance Goals, and applicable performance results (including adjustments of performance results to take into account transactions or other events occurring during the applicable performance period or changes in accounting principles or applicable law), to the extent consistent with the terms of the applicable Agreement.

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(bb)	“Plan” shall have the meaning set forth in Section 1 hereof.

(cc)	“Prior Plan” shall mean the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan, as amended from time to time.

(dd)	“Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 9 hereof and which is subject to restrictions as set forth in Section 9(b) hereof.

(ee)	“Restricted Stock Unit” shall mean an Award valued by reference to shares of Company Stock, granted pursuant to Section 10 hereof, which upon or following vesting provides the right to receive either cash or shares of Company Stock.

(ff)	“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(gg)	“Securities Act” shall mean the Securities Act of 1933, as amended.

(hh)	“Stock Appreciation Right” shall mean the right to receive, upon exercise of the right, the applicable payment as described in Section 8 hereof.

(ii)	“Stock Grant” shall mean an unrestricted share of Company Stock which is granted pursuant to the terms of Section 11 hereof.

(jj)	“Subsidiary” shall mean a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3.	Stock Subject to the Plan.

(a)           Shares Available for Awards. Subject to adjustment, as described in Section 3(f), the maximum number of shares of Company Stock reserved for issuance under the Plan shall be (i) 2,000,000 shares of Company Stock, provided that such number will be reduced by the number of shares of Company Stock underlying any Awards granted under the Prior Plan after February 20, 2024 and before the Effective Date, plus (ii) with respect to awards outstanding under the Prior Plan as of the Effective Date, (A) any shares of Company Stock subject to such awards that remain unissued upon the cancellation, surrender, expiration, exchange or termination of such award after the Effective Date, (B) any shares of Company Stock subject to awards that are paid or settled in cash after the Effective Date, and (C) any shares of Company Stock tendered or withheld in satisfaction of the Company’s tax withholding obligations with respect to restricted stock and restricted stock units after the Effective Date. The shares of Company Stock available for issuance under the Plan may be authorized but unissued shares of Company Stock or authorized and issued shares of Company Stock held in the Company’s treasury.

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(b)          Reuse of Shares Issued under the Plan. For purposes of calculating the number of shares of Company Stock issued under the Plan:

(i)	Any shares of Company Stock subject to an Award that remain unissued upon the cancellation, surrender, expiration, exchange or termination of such Award without having been exercised or settled shall again become available for Awards.

(ii)	To the extent an Award is paid or settled in cash, the number of shares of Company Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan.

(iii)	Any shares of Company Stock withheld or tendered in satisfaction of tax withholding obligations of the Company with respect to Full-Value Awards shall again be available for issuance under the Plan.

(iv)	Shares of Company Stock withheld in payment of the exercise price of an Option and shares withheld for payment of taxes with respect to Options and Stock Appreciation Rights shall not be available for issuance under the Plan. If Stock Appreciation Rights are granted, the full number of shares of Company Stock subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares delivered upon exercise of the Stock Appreciation Rights.

(v)	For the avoidance of doubt, if shares of Company Stock are repurchased on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under the Plan.

(c)	Per Person Per Calendar Year Limitations. Subject to adjustment, as described in Section 3(f), no one Participant may be granted, during any single calendar year, Awards with respect to more than 600,000 shares of Company Stock in the aggregate.

(d)	Limitation on Incentive Stock Options. Subject to adjustment as described in Section 3(f), the number of shares of Company Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed 2,000,000 shares.

(e)	Non-Employee Directors. Subject to adjustment as described in Section 3(f), the maximum aggregate grant date value of shares of Company Stock subject to Awards granted to any Non-Employee Director during any calendar year for services rendered as a Non-Employee Director, taken together with any cash fees earned by such Non-Employee Director for services rendered as a Non-Employee Director during the calendar year, shall not exceed $750,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

(f)	Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall equitably adjust, in its sole discretion: (i) the number and type of shares (or other securities or property) with respect to which Awards may be granted; (ii) the number and type of shares (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, and acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Any adjustment to Incentive Stock Options under this Section 3(f) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and adjustment to Awards subject to or exempt from Section 409A of the Code shall conform to the requirements of Section 409A of the Code.

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4.	Administration of the Plan.

(a)	General. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Company Stock or cash or other property to which an Award may relate; (iv) determine the terms, conditions, restrictions and performance criteria relating to any Award; (v) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (vi) construe and interpret the Plan and any Award; (vii) prescribe, amend and rescind rules and regulations relating to the Plan; (viii) determine the terms and provisions of Agreements; and (ix) make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its sole discretion, without amendment to the Plan: (A) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable; (B) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant); (C) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any Award of Restricted Stock, Restricted Stock Units, Stock Grant or Other Award; and (D) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

Except as provided below, the Committee may, to the extent that any such action will not prevent the Plan or any Award under the Plan from complying with Rule 16b-3, the rules of the Nasdaq applicable to companies listed for trading thereon or any other law, delegate any of its authority hereunder to such persons as it deems appropriate. The Committee shall not delegate its authority to amend, suspend or terminate the Plan.

(b)	Indemnification. No member of the Committee (or a delegate of the Committee), and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Committee or officer of the Company in connection with the performance of duties under this Plan (“Actions”), except for such individual’s own willful misconduct or as expressly provided by law. Further, the Committee and any individual serving as a Committee member (and all delegates of the Committee), in addition to such other rights of indemnification as they may have as members of the Board or officers of the Company or an Affiliate shall be indemnified and held harmless by the Company to the fullest extent allowed by law and the Company’s organizational documents against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any Action, except to the extent involving such person’s willful misconduct.

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5.	Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company or any Affiliate (including officers of the Company or any Affiliate, whether or not they are directors of the Company or any Affiliate), Non-Employee Directors, and Consultants (each of the foregoing individuals, an “Eligible Person”), in each case as the Committee shall select from time to time. The grant of an Award hereunder to any employee, Non-Employee Director, or Consultant shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant and shall not lessen or affect the Company’s or such Affiliate’s right to terminate the employment or services of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards, or of multiple Awards granted to a Participant. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

6.	Awards Under the Plan; Agreement.

Each Award granted under the Plan (except unconditional Stock Grants or Stock Grants issued pursuant to the terms of the Directors’ Plan) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement. Notwithstanding any provision of the Plan, no Award may be granted if it would be subject to, but fail to comply with, the requirements set forth in Section 409A of the Code and any guidance promulgated thereunder. Notwithstanding any provision of the Plan, no Award may provide for the payment of dividends or dividend equivalents with respect to shares of Company Stock underlying the Award unless and until the Award becomes vested with respect to such shares.

7.	Options.

The following provisions govern Options.

(a)	Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. All Options shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee as provided by Section 20(c) hereof with respect to a Nonqualified Stock Option.

(b)	Exercise Price. Each Agreement with respect to an Option shall set forth the amount per share (the “option exercise price”) payable by the Participant to the Company upon exercise of the Option; provided, however, in no event shall the option exercise price be less than the Fair Market Value of a share of Company Stock as of the date of grant of such Option.

(c)	Term and Exercise of Options.

(i)	Each Option shall become exercisable at the time determined by the Committee and set forth in the applicable Agreement. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its sole discretion, deems appropriate, including, but not limited to, achievement of one or more Performance Goals. Notwithstanding the foregoing, in the event that the Participant has entered into an effective employment agreement that governs the exercisability of any Options granted by the Company to such Participant, then unless otherwise set forth in the applicable Agreement and unless otherwise contrary to the terms of the Plan, the terms of such employment agreement shall control. Subject to Section 7(d) hereof, the Committee shall determine the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option.

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(ii)	An Option shall be exercised by delivering a form of notice of exercise as provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check, automated clearing house (i.e., “ACH”) or wire transfer; (B) in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise; (C) by broker assisted cashless exercise; (D) with the approval of the Committee, by “net exercise,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Company Stock having a Fair Market Value on the date of exercise not in excess of the difference between: (x) the aggregate Fair Market Value of the shares of Company Stock subject to the Option (or the portion of such Option then being exercised); and (y) the aggregate exercise price for all such shares of Company Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such calculation to be payable in cash, to the extent practicable, or cancelled; or (E) by any such other methods as the Committee may from time to time authorize; provided, however, that in the case of a Participant who is subject to Section 16 of the Exchange Act, the method of making such payment shall be in compliance with applicable law. Any payment in shares of Company Stock shall be effected by the delivery of such shares to, and in a form approved by, the Corporate Secretary of the Company or their designee (including by way of electronic delivery), accompanied by any other documents and evidences as the Corporate Secretary of the Company or their designee shall require.

(iii)          Shares of Company Stock purchased upon the exercise of an Option shall be issued in book entry form in the name of or for the account of the Participant or other person entitled to receive such shares and shall be entered on the books of the Company’s transfer agent in the name of the Participant or such other nominee or person (unless otherwise determined by the Committee), as soon as practicable following the effective date on which the Option is exercised.

(d)	Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to employees of the Company and its Subsidiaries, in accordance with the provisions of Section 422 of the Code. The option exercise price for each Incentive Stock Option shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant. To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 7(d), Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless: (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted; and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted. No Incentive Stock Option may be granted after the expiration of ten years following the earlier of the date upon which this Plan is adopted and the date upon which this Plan is approved by the Company’s stockholders.

(e)           Awards to Non-Exempt Employees. Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended (the “FLSA”), may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances that would not impact the treatment of such Options under the FLSA).

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(f)	Effect of Termination of Employment (or Provision of Services). Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate for any reason other than Cause, death or Disability, then: (i) each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for one year following such termination, but in no event following the expiration of its term; provided, however, that, an Option that is intended to be an Incentive Stock Option shall be treated as a Nonqualified Stock Option if it is exercised more than three (3) months after the Optionee’s termination of employment for reasons other than death or Disability; and (ii) each Option that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination. Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of the death or Disability of the Participant, all Options held by the Participant immediately prior to the Participant’s death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative, executor, administrator or transferee by will or the laws of descent and distribution, at any time within the one year period ending on the first anniversary of the Participant’s death or Disability, and shall thereupon terminate. In no event, however, shall an Option remain exercisable following the expiration of its term. In the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of Cause, unless otherwise determined by the Committee, each Option that is outstanding as of the date of such termination, whether or not then exercisable, shall be terminated at the time of such termination. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of any Award while the Participant continues to perform services in another capacity, for example, as a Non-Employee Director.

8.	Stock Appreciation Rights.

(a)	General. The Committee may grant Stock Appreciation Rights subject to such restrictions or conditions to exercisability as it, in its sole discretion, deems appropriate, including, but not limited to, achievement of Performance Goals. Notwithstanding the foregoing, in the event that the Participant has entered into an effective employment agreement that governs the vesting of any Stock Appreciation Rights granted by the Company to such Participant, then unless otherwise set forth in the applicable Agreement and unless otherwise contrary to the terms of the Plan, the terms of such employment agreement shall control.

(b)	Term. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant.

(c)	Exercise of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

(i)	the excess of: (A) the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right; over (B) the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right was granted or such greater amount as may be set forth in the applicable Agreement (the “Base Price”); by

(ii)	the number of shares as to which such Stock Appreciation Right is exercised.

The payment upon exercise of a Stock Appreciation Right shall be made in shares of Company Stock that have an aggregate Fair Market Value (as of the date of exercise of the Stock Appreciation Right) equal to the amount of the payment as set forth in such Agreement, or in cash, as set out in the Agreement for the Award.

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(d)	Limitations on Amounts Payable. Notwithstanding subsection (c) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Agreement.

(e)	Effect of Termination of Employment (or Provision of Services). Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate for any reason other than Cause, death or Disability, then: (i) each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the one year period following such termination, but in no event following the expiration of its term; and (ii) each Stock Appreciation Right that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination. In the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of the death or Disability of the Participant, except as otherwise determined by the Committee, all Stock Appreciation Rights held by the Participant immediately prior to the Participant’s death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative, executor, administrator or transferee by will or the laws of descent and distribution, at any time within the one year period ending on the first anniversary of the Participant’s death or Disability, and shall thereupon terminate. In no event, however, shall a Stock Appreciation Right remain exercisable following the expiration of its term. In the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of Cause, unless otherwise determined by the Committee, each Stock Appreciation Right that is outstanding as of the date of such termination, whether or not then exercisable, shall be terminated at the time of such termination.

9.	Restricted Stock.

(a)	Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)	Vesting Date and Conditions. At the time of the grant of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares and may impose such restrictions or conditions to the vesting of such shares as it, in its sole discretion, deems appropriate, including, but not limited to, achievement of one or more Performance Goals. Such Performance Goals may provide for partial vesting of Restricted Stock in the event that the target or maximum level of performance is not met if the minimum level of performance has been achieved or exceeded. The Committee may divide shares of Restricted Stock into classes and assign a different vesting date for each class. Notwithstanding the foregoing, in the event that the Participant has entered into an effective employment agreement that governs the vesting of any Restricted Stock granted by the Company to such Participant, then unless otherwise set forth in the applicable Agreement and unless otherwise contrary to the terms of the Plan, the terms of such employment agreement shall control. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 9(g), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(c) shall lapse.

(c)	Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be null and void.

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(d)	Voting Rights; Dividends on Restricted Stock. Unless the Committee determines otherwise, a Participant who has been awarded shares of Restricted Stock shall be entitled to vote such shares. The Company shall pay to each Participant, in cash, any dividends paid on shares of Restricted Stock awarded to such Participant; provided, however, that such dividends shall be accrued and shall be paid to the Participant only if and when such shares become vested.

(e)	Book Entry. Unless otherwise determined by the Committee, the shares of Company Stock underlying Restricted Stock awards shall be registered by the Company in book entry form, with such notation specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement as the Committee determines to be appropriate.

(f)	Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(c) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be entered on the books of the Company's transfer agent an entry reflecting the lapse of such restrictions with respect to such share of Restricted Stock vested in the name of the Participant.

(g)	Effect of Termination of Employment (or Provision of Services). Unless otherwise provided by the Committee, upon the termination of a Participant’s employment with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) for any reason other than death or Disability, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this Section 9(g), the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares. Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) shall terminate on account of the death or Disability of the Participant:

(i)            all shares of Company Stock subject to restrictions on transferability as set forth in Section 9(c), the vesting of which is not subject to the achievement of Performance Goals, shall no longer be subject to any restrictions on transferability; and

(ii)           all shares of Company Stock subject to restrictions on transferability, the vesting of which is subject to the achievement of Performance Goals, shall continue to be subject to such restrictions on transferability unless and until the conditions of vesting of such Company Stock contained in the applicable Participant Agreement are satisfied. Any and all shares which fail to become vested pursuant to the terms of the Participant Agreement evidencing the award of such Company Stock shall be forfeited by the Participant (or the Participant’s estate) and transferred to, and reacquired by, the Company as described in the first paragraph of Section 9(g) above.

(h)           Elections under Section 83(b) of the Code. If any Participant makes an election under Section 83(b) of the Code in connection with the grant of Restricted Stock, in order for such election to be valid, such Participant shall provide the Company with a copy of such election within ten (10) calendar days of submitting such election to the Internal Revenue Service.

10.	Restricted Stock Units.

(a)            Vesting Date and Conditions. At the time of the grant of an Award of Restricted Stock Units, the Committee shall establish a vesting date or vesting dates with respect to such Restricted Stock Units and may impose such restrictions or conditions to the vesting of Restricted Stock Units as it, in its sole discretion, deems appropriate, including, but not limited to, achievement of one or more Performance Goals. Such Performance Goals may provide for partial vesting of Restricted Stock Units in the event that the target or maximum level of performance is not met if the minimum level of performance has been achieved or exceeded. The Committee may divide such Restricted Stock Units into classes and assign a different vesting date for each class. Notwithstanding the foregoing, in the event that the Participant has entered into an effective employment agreement that governs the vesting of any Restricted Stock Units granted by the Company to such Participant, then unless otherwise set forth in the applicable Agreement and unless otherwise contrary to the terms of the Plan, the terms of such employment agreement shall control. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and subject to Section 10(d), upon the occurrence of the vesting date with respect to a Restricted Stock Unit, such Unit shall vest.

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(b)           Settlement of Awards. Following the vesting of a Participant’s Restricted Stock Units, the Participant shall be paid, at such time or times as shall be set forth in the Award Agreement, a number of shares of Company Stock equal to the number of the Restricted Stock Units, or, only if and to the extent set forth in the Award Agreement, the Fair Market Value of an equal number of shares of Company Stock in cash, or a combination thereof.

(c)            Dividend Equivalents. If so provided in the Award Agreement, following and conditioned upon the vesting of a Restricted Stock Unit, the Participant shall also be entitled to dividend equivalents as follows: (i) an amount equal to the aggregate dividends paid with respect to a share of Company Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which the Participant is entitled to settlement of such Restricted Stock Unit; or (ii) the Fair Market Value of that number of shares of Company Stock that would have been payable had the aggregate dividends paid with respect to a share of Company Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which the Participant is entitled to settlement of such Restricted Stock Unit been immediately reinvested in Company Stock on the dividend payment date. Any such dividend equivalents shall be payable either in cash or shares of Company Stock, with any fractional shares payable in cash, and at such time or times, as is provided in the applicable Agreement.

(d)           Effect of Termination of Employment (or Provision of Services). Unless otherwise provided by the Committee, upon the termination of a Participant’s employment with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) for any reason other than death or Disability, any and all Restricted Stock Units held by a Participant that are not then vested shall be immediately forfeited by the Participant. Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company or its Affiliates (or the Participant’s service to the Company or its Affiliates) terminates on account of the death or Disability of the Participant:

(i)            all unvested Restricted Stock Units, the vesting of which is not subject to the achievement of Performance Goals, shall become fully vested; and

(ii)           all unvested Restricted Stock Units, the vesting of which is subject to the achievement of Performance Goals, shall continue to be subject to such conditions unless and until the conditions of vesting of such Restricted Stock Units contained in the applicable Participant Agreement are satisfied. Any and all Restricted Stock Units which fail to become vested pursuant to the terms of the Participant Agreement evidencing the award of such Restricted Stock Units shall be forfeited by the Participant (or the Participant’s estate).

11.	Stock Grants.

Stock Grants may be awarded: (a) as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions; (b) as that portion of the annual retainer of any Non-Employee Director that is paid in shares of Company Stock pursuant to the Directors’ Plan; or (c) under such other circumstances as determined by the Committee. Stock Grants may be awarded to any Eligible Person. In the event that the Committee makes a Stock Grant to a Participant, the shares of Company Stock granted pursuant to such Stock Grant shall be issued in the form of book-entry shares in the name of the Participant as soon as reasonably practicable after the grant date.

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12.	Other Awards.

Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards, and the conditions to the vesting and/or payment of such Other Awards (which may include, but not be limited to, achievement of one or more Performance Goals) and all other terms and conditions of such Other Awards.

13.	Change in Control.

(a)            Vesting of Awards.

(i)             If a Change in Control occurs, then unless otherwise set forth in an Agreement or otherwise provided in subsection (ii) below:

(1)          the Participant’s Restricted Stock and/or Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

(2)          any unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part; and

(3)          any other Award granted pursuant to the Plan, to the extent not previously vested, shall thereupon become fully vested;

provided that, for purposes of the preceding clauses (1) through (3), to the extent that vesting of such Award is subject to the achievement of Performance Goals, such Award shall be vested at the target level or such other level set forth in the applicable Agreement.

(ii)           Notwithstanding the foregoing, if the Participant has entered into an effective employment agreement with the Company or an Affiliate that provides that Awards under the Plan shall become nonforfeitable and, if applicable, exercisable upon a qualifying termination of employment following a Change in Control, the Participant’s Award shall only become nonforfeitable and exercisable in connection with a Change in Control if, following the occurrence of a Change in Control, the Participant experiences a qualifying termination in accordance with the Participant’s employment agreement.

(b)           Treatment of Awards. In the event of a Change in Control, the Committee may provide for one or more of the following without the consent of any Participant:

(i)            the assumption of outstanding Awards by the surviving or successor entity;

(ii)           termination of all or a portion of any outstanding Award, effective upon the occurrence of a Change in Control (if the Committee decides to terminate outstanding Options or Stock Appreciation Rights, the Committee shall give each Participant holding an Option or Stock Appreciation Right to be terminated not less than seven (7) calendar days’ notice prior to any such termination, and any Option or Stock Appreciation Right that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding, such termination);

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(iii)         with respect to outstanding Options and Stock Appreciation Rights, cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of: (A) the acquisition price times the number of shares of Company Stock subject to an Option or Stock Appreciation Right (to the extent the exercise price does not exceed the acquisition price), over (B) the aggregate exercise price for all such shares of Company Stock subject to the Option or the aggregate Base Price for all such shares of Company Stock subject to the Stock Appreciation Right (as applicable), in exchange for the termination of such Option or Stock Appreciation Right; provided, however, that if the acquisition price does not exceed the exercise price of any such Option or Base Price of any such Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right, as applicable, without the payment of any consideration therefor prior to or upon the Change in Control. For this purpose, “acquisition price” means the amount of cash, and the market value of any other consideration, received in payment for a share of Company Stock surrendered in connection with a Change in Control; or

(iv)         with respect to outstanding Restricted Stock, Restricted Stock Units, Stock Grants, or Other Awards, cash payments, net of applicable tax withholdings, to be made to holders in such amount and form as may be determined by the Committee, in exchange for the termination of such Awards.

With respect to Awards of Incentive Stock Options, any adjustments made in connection with a Change in Control shall be consistent with Section 422 of the Code, and with respect to Options and Stock Appreciation Rights, such adjustments shall be made in accordance with the provisions of Section 409A of the Code.

14.	Rights as a Stockholder.

Except as specifically provided by the Plan or an Agreement, no person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Award until the date on which the Company shall cause to be entered on the books of the Company’s transfer agent an entry recording the name of the person to whom such shares were granted and the number of shares of Company Stock granted. Except for adjustments provided in Section 3(f) or as otherwise specifically provided by the Plan or an Agreement, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the effective date of such book entry.

15.	No Employment Rights; No Right to Award.

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to the Company or its Affiliates or interfere in any way with the right of the Company or its Affiliates, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. No Award or any other benefit granted to a Participant under the Plan is intended to constitute “wages” under federal or state wage and hour laws, and all Awards and other benefits under the Plan are intended to be supplementary payments of incentive or bonus compensation that is calculated independently of, and paid in addition to, the Participant’s wages. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or any other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

16.	Securities Matters.

(a)	Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause its transfer agent to enter in its records the transfer of shares of Company Stock to any person or to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel (which may be the Company’s in-house counsel) that such book entry or such issuance and delivery of certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of such book entry or issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such book entry contain such notations or that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

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(b)	The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company (which may be the Company’s in-house counsel) shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. Subject to Section 409A of the Code, the Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17.	Withholding Taxes.

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may be required to satisfy the foregoing requirement by having the Company withhold from delivery shares of Company Stock having a Fair Market Value equal to the minimum statutory amount of tax required to be withheld, as determined by the Committee, or the Participant may be given the opportunity to elect such withholding. Any such withholding election may be made with respect to all or any portion of the tax withholding obligation arising in connection with an Award. Fractional share amounts shall be settled in cash. The Company shall also have the right, to the extent permitted by law, to deduct from any other compensation otherwise due to the Participant by the Company any federal, state and local taxes due with respect to an Award under the Plan.

18.	Clawback and other Company Policies.

Notwithstanding anything in this Plan to the contrary, all Awards granted pursuant to the Plan and all cash and Company Stock issued in settlement of Awards shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or the Committee from time to time. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of such policies.

For the avoidance of doubt, recoupment pursuant to any clawback or recoupment policy shall be in addition to any other remedies that may be available to the Company under applicable law, including, disciplinary action up to and including termination of employment or other services. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including with respect to any breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant.

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19.	Amendment or Termination of the Plan and Amendment of Awards.

The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law (including, but not limited to, the incentive stock options regulations and any amendments thereto) or stock exchange listing requirements. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Sections 3, 4, and 13, which discretion may be exercised without amendment to the Plan. In addition, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Company Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Company Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (a) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price of such Options or Base Price of such Stock Appreciation Rights (other than equitable adjustments made in accordance with Section 3(f) hereof), (b) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price or Base Price, as applicable, that is less than the exercise price or Base Price of the original Options or Stock Appreciation Rights or (c) cancel outstanding Options or Stock Appreciation Rights with an exercise price or Base Price, as applicable, above the current stock price in exchange for cash or other securities. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be terminated or amended under Section 31(b) below or may be amended by agreement of the Company and the Participant consistent with the Plan; provided that the Participant’s consent is not required if any termination or amendment to the Participant’s outstanding Award is pursuant to Section 31(b) or does not materially impair the rights or materially increase the obligations of the Participant.

20.	Nontransferability of Awards.

(a)          Except as provided below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(b)          Except as provided below, no Award, and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)          To the extent and in the manner permitted by the Committee, and subject to such terms, conditions, restrictions or limitations that may be prescribed by the Committee, a Participant may transfer an Award (other than an Incentive Stock Option) to: (i) a spouse, former spouse, sibling, parent, stepparent, child, stepchild, grandchild, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships (any of which, an “Immediate Family Member”) of the Participant; (ii) a trust, the primary beneficiaries of which consist exclusively of the Participant or Immediate Family Members of the Participant; or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Participant or Immediate Family Members of the Participant.

21.	Leaves of Absence.

In the case of any Participant on an approved leave of absence, the Committee may make such provisions respecting the continuance of Awards while such Participant is in the employ or service of the Company as it may deem equitable, except that in no event may any Option or Stock Appreciation Right be exercised after the expiration of its term.

22.	Expenses and Receipts.

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

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23.	Effective Date and Term of Plan.

The Plan was approved by the stockholders of the Company on the Effective Date. Unless earlier terminated by the Board, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

24.	Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of New Jersey without reference to its principles of conflicts of law.

25.	Participant Rights.

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.

26.	Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

27.	Deferrals.

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Award. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Section 409A of the Code.

28.	No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

29.	Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

30.	Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

31.	Compliance with Law.

(a)           With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that, to the extent applicable, Awards comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 422 or 409A of the Code, that Plan provision shall cease to apply.

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(b)           Notwithstanding anything to the contrary contained in the Plan or in any Agreement, the Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any applicable law or government regulation (including Section 409A of the Code).

32.	Establishment of Subplans.

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (a) such limitations on the Committee’s sole discretion under the Plan as the Board deems necessary or desirable and (b) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

33.	Tax Consequences.

(a)           No Guarantee of Tax Treatment. It is intended that all Awards shall be granted and maintained on a basis that ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code, pertaining to non-qualified plans of deferred compensation, and the Plan shall be governed, interpreted and enforced consistent with such intent. However, neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Stock Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code will or will not apply, and no person shall have any liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Board or the Committee with respect to the Award.

(b)           Additional Section 409A Provisions. If an Award is subject to Section 409A of the Code, (i) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (ii) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (iii) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Any Award that is subject to Section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 15 calendar days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 calendar days of the Participant’s death. The determination of “Key Employees”, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

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